UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 27, 2018

ImmunoGen, Inc.

(Exact name of registrant as specified in its charter)

Massachusetts	0-17999	04-2726691
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

830 Winter Street, Waltham, MA 02451

(Address of principal executive offices)   (Zip Code)

Registrant’s telephone number, including area code: (781) 895-0600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is a an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 1.01.  ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On June 27, 2018, ImmunoGen, Inc. (also referred to as “we,” and “our”) entered into a Tenth Amendment to Lease (the “Tenth Amendment”) with Bobson Norwood Commercial, LLC (“Landlord”) with respect to our facility located at 333 Providence Highway, Norwood, Massachusetts.  The Tenth Amendment extends the current term of the lease for an additional nine months, ending March 31, 2019.  Pursuant to the Tenth Amendment, we will pay fixed rent in monthly installments of $82,218.75.  We have also agreed to waive our right of first offer with respect to additional space located adjacent to our Norwood facility.

We have agreed that, at the end of the lease term, we will, at our own expense, remove specified equipment, furniture and personal property from the premises.  We have also agreed to pay Landlord an amount equal to $460,000 in consideration of Landlord’s agreement that we will have no further removal or restoration rights with respect to the premises, provided that the foregoing does not limit our liability under the lease in the event the physical condition of the property or premises has materially changed from their condition as of the effective date of the Tenth Amendment due to our actions or omissions.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ImmunoGen, Inc.
(Registrant)

Date: June 28, 2018	/s/ David B. Johnston

David B. Johnston
Executive Vice President and Chief Financial Officer